Exhibit 23.1 Auditors Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-106282, 333-101536, 333-69696, 333-45094, 333-83153, 333-58555, 333-29567, 333-02289, 033-60928, 033-58489, and 033-11718 of 4Kids Entertainment on Form S-8 of our report dated March 15, 2004, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE, LLP

New York, New York
March 15, 2004